POWERS OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned Trustees of Russell Investment Company (the “Trust”) do hereby severally constitute and appoint Mary Beth Rhoden Albaneze and Jessica Gates, or either of them, the true and lawful agents and attorneys-in-fact of the undersigned to sign the Registration Statement of the Trust on Form N-14 under the Securities Act of 1933 relating to the proposed reorganization of the U.S. Large Cap Equity Fund, a series of the Trust (the “Target Fund”), with and into the Multifactor U.S. Equity Fund, a series of the Trust (the “Acquiring Fund”), and any amendments to the Registration Statement, including pre-effective amendments and post-effective amendments, with all exhibits thereto, and to file the same documents with the U.S. Securities and Exchange Commission relating to the Trust. The undersigned hereby give to said agents and attorneys-in-fact full power and authority to act in the premises, including, but not limited to, the power to appoint a substitute or substitutes to act hereunder with the same power and authority as said agents and attorneys-in-fact would have if personally acting. The undersigned hereby ratify and confirm all that said agents and attorneys-in-fact, or any substitute or substitutes, may do by virtue hereof. These Powers of Attorney may be signed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same document.

WITNESS the due execution hereof on the date and in the capacity set forth below.

SIGNATURE	TITLE	DATE

/s/ Thaddas L. Alston	Trustee	December 5, 2017
Thaddas L. Alston

/s/ Kristianne Blake	Trustee	December 5, 2017
Kristianne Blake

/s/ Cheryl Burgermeister	Trustee	December 5, 2017
Cheryl Burgermeister

/s/ Daniel P. Connealy	Trustee	December 5, 2017
Daniel P. Connealy

/s/ Katherine W. Krysty	Trustee	December 5, 2017
Katherine W. Krysty

/s/ Mark Spina	Trustee	December 5, 2017
Mark Spina

/s/ Raymond P. Tennison, Jr.	Trustee	December 5, 2017
Raymond P. Tennison, Jr.

/s/ Jack R. Thompson	Trustee	December 5, 2017
Jack R. Thompson